CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           GOLDEN RIVER RESOURCES INC.


We, the undersigned President and Secretary of Golden River Resources Inc., do hereby certify:

That the shareholders of said corporation at a meeting duly convened, held on the 2nd day of December, 2000, adopted a resolution to amend the original articles as follows:

         Article I is hereby amended to read as follows:

                                    ARTICLE I

         The name of the corporation is Columbus Networks Corporation (the "Corporation").


The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 17,791,661; that the said change and amendment were adopted by a vote of the stockholders holding 10,512,977 shares.



/S/ DAVID ST. CLAIR DUNN                                /S/ BRUCE MANERY
--------------------------------                        -----------------------
David St. Clair Dunn, President                         Bruce Manery, Secretary